Exhibit 4.18

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          NOTARIO PUBLICO

GERTRUDIS ECHENIQUE 30 OF. 44, LAS CONDES

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JOURNAL NO.

ASSIGNMENT OF INTERESTS

AND

MODIFICATION OF

“BLUE EXPRESS INTL. SERVICIOS DE TRANSPORTE

LIMITADA”

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In Santiago, Chile, on April 6, 2011, before me, PATRICIO RABY BENAVENTE, Attorney, Regular Notary Public of the Fifth Notarial Office of Santiago, domiciled at Gertrudis Echenique 30, Suite 44, Las Condes, THERE APPEARED: /One/ Mr. ALEJANDRO DE LA FUENTE GOIC, Chilean, married, engineer, national identity card number 6.947.715-1, on behalf of, as shall be evidenced, LAN CARGO S.A., a closed corporation incorporated and existing in accordance with the laws of the Republic of Chile, taxpayer identification number 93.380.000-4, a cargo airline, both domiciled at Presidente Riesco 5711, 20th floor, borough of Las Condes, Santiago, hereinafter indistinctively called “Lan Cargo”; /Two/ Mr. ALEJANDRO DE LA FUENTE GOIC, identified above, on behalf of, as shall be evidenced, INVERSIONES LAN S.A., a closed corporation incorporated and existing in accordance with the laws of the Republic of Chile, taxpayer identification number 96.575.810-0, an investment company, both domiciled at Presidente Riesco 5711, 20th floor, borough of an investment company, both domiciled at Presidente Riesco 5711, 20th floor, borough of

Las Condes, Santiago, hereinafter indistinctively called “Inversiones Lan,” and together with Lan Cargo, the “Assignors”; /Three/ Mr. CARLOS ALBERTO HELLER SOLARI, Chilean, married, entrepreneur, national identity card number 8.717.000-4, on behalf of, as shall be evidenced, SERVICIOS DE TRANSPORTES LIMITADA, a limited liability company incorporated and existing in accordance with the laws of the Republic of Chile, taxpayer identification number 76.139.888-1, a transportation company, both domiciled at Avenida Isidora Goyenechea 2800, 50th floor, Las Condes, Santiago; and /Four/ Mr. CARLOS ALBERTO HELLER SOLARI, identified above, on behalf of, as shall be evidenced, INVERSIONES BETMIN SpA, a joint stock company incorporated and existing in accordance with the laws of the Republic of Chile, taxpayer identification number 76.132.459-1, an investment company, both domiciled at Avenida Isidora Goyenechea 2800, 50th floor, Las Condes, Santiago, hereinafter together with Servicios de Transportes Limitada, the “Assignees,” and the Assignees and Assignors are collectively called the “Parties.” All parties are of age, have evidenced their identities by the aforesaid identity cards and state that under due authority, they hereby enter into the following agreement (hereinafter also the “Assignment”). FIRST: RECITALS. BLUE EXPRESS INTL. SERVICIOS DE TRANSPORTE LIMITADA. 1.1

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Incorporation and Modifications. /a/ Incorporation. Blue Express Intl. Servicios de Transporte Limitada, hereinafter indistinctively called the “Company,” was incorporated as a closed corporation under the corporate name of “Lan Courier S.A.” by public deed dated April 12, 1996, executed in the Santiago Notarial Office of Mr. Gonzalo de la Cuadra Fabres. An abstract of this public deed was registered on page 11305, number 9179, of the 1996 Commercial Registry of the Santiago Real Estate Registrar and was published in the Official Gazette on May 6th of the same year. /b/ Modifications. Prior to its transformation into a limited liability company discussed in Section 1.2 below, the bylaws of the company underwent the following amendments: /i/ The capital of the Company was increased by public deed dated January 25, 2000, executed in the Santiago Notarial Office of Mr. Eduardo Pinto Peralta, to the amount of 2,511,323,865 pesos, divided into 8,838,645 common registered shares in one single series with no par value. An abstract of that public deed was registered on page 7,415, number 3,440, of the 2000 Commercial Registry of the Santiago Regal Estate Registrar and was published in the Official Gazette on February 21st of the same year. /ii/ The business of the Company was modified by public deed dated May 15, 2000, executed in the Santiago Notarial Office of Mr. Eduardo Pinto Peralta. An abstract of that public deed was registered on page 11,861, number 9,561, of the 2000 Commercial Registry of the Santiago Real Estate Registrar and was published in the Official Gazette on May 23rd of the same year. /iii/ The business of the Company was modified by public deed dated August 17, 2000, executed in the Santiago Notarial Office of Mr. Eduardo Pinto Peralta. An abstract of that public deed was registered on page 22,281, number 17,763, of the 2000 Commercial Registry of the Santiago Real Estate Registrar and was published in the Official Gazette on August 30th of the same year. /iv/ The corporate name of the Company was changed from “Lan Courier S.A.” to “Blue Express Intl. S.A.” by public deed dated May 23, 2008, executed in the Santiago Notarial Office of Mr. Patricio Zaldívar Mackenna. An abstract of that public deed was registered on page 24,120, number 16,506, of the 2008 Commercial Registry of the Santiago Real Estate Registrar and was published in the Official Gazette on June 10th of the same year. /v/ The resolution on the change in the company’s name, adopted at the Special Shareholders Meeting held May 7, 2008, the minutes of which were executed to public deed on May 23, 2008 in the Santiago Notarial Office of Mr. Patricio Zaldívar Mackenna, was voided and the corporate name of the company was changed from “Lan Courier S.A.” to “Blue Express Intl. S.A.” by a public deed

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dated July 8, 2008, executed in the Santiago Notarial Office of Mr. Patricio Zaldivar Mackenna. An abstract of that public deed was registered on page 35,323, number 24,264, of the 2008 Commercial Registry of the Santiago Real Estate Registrar and was published in the Official Gazette on August 9, 2008. 1.2. Transformation. The Company was transformed from a stock corporation into a commercial limited liability company by public deed dated March 3, 2011, executed in the Santiago Notarial Office of Mr. Eduardo Avello Concha. The corporate name was changed to “Blue Express Intl. Servicios de Transporte Limitada” and its actual bylaws were approved. An abstract of that public deed was registered on page 12,837, number 9,668, of the 2011 Commercial Registry of the Santiago Real Estate Registrar and was published in the Official Gazette on March 10th of the same year. 1.3. Partners. As set out in the bylaws of “Blue Express Intl. Servicios de Transporte Limitada” to which Section 1.2 above refers, the sole partners in the company are currently those indicated below, each holding the interests indicated: /a/ Lan Cargo, owning 99.9911% of the capital; and /b/ Inversiones Lan, owning 0.0089% of the capital. SECOND: ASSIGNMENTS. 2.1. Lan Cargo. /a/ LAN CARGO S.A., duly represented and under the consent of INVERSIONES LAN S.A., hereby sells, assigns and transfers all of the interests it owns in Blue Express Intl. Servicios de Transporte Limitada to Servicios de Transportes Limitada, for whom the representative thereof indicated in the preamble purchases, accepts and acquires such interests. /b/ The price of the assignment made by Lan Cargo to Servicios de Transportes Limitada herein is the sum of 22,454,140,584 pesos, the legal tender of Chile (such currency hereinafter called “Pesos”), which Servicios de Transportes Limitada pays to Lan Cargo in this act, at once and in cash. Lan Cargo, through its representatives appearing herein, declares receipt thereof to its full and total satisfaction and it grants a release in regard thereto. /c/ Furthermore, Lan Cargo and Servicios de Transportes Limitada waive the resolutory actions that may arise from this agreement. 2.2. Inversiones Lan. /a/ INVERSIONES LAN S.A., duly represented and under the consent of LAN CARGO S.A., hereby sells, assigns and transfers all of the interests that it owns in Blue Express Intl. Servicios de Transporte Limitada to Inversiones Betmin SpA, on behalf of whom the representative indicated in the preamble purchases, accepts and acquires such interests; /b/ The price of the assignment made by Inversiones Lan to Inversiones Betmin SpA is the sum of 1,994,431 pesos, which Inversiones Betmin SpA pays to Inversiones Lan at once and in cash in this act. Invesiones Lan declares, through

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its appearing representative, receipt thereof to its full and total satisfaction and it grants a release in regard thereto. /c/ Furthermore, Inversiones Lan and Inversiones Betmin SpA waive the resolutory actions that may arise from this agreement. 2.3 Transfer of Title. Scope. /a/ The transfer of title to the interests that are the subject of the assignments stipulated in Sections 2.1 and 2.2 above takes place in this act because each Assignee has the power and intent to transfer such interests and each Transferee has the capacity and intent to acquire them. /b/ The assignments of interests stipulated in Sections 2.1 and 2.2 above encompass not only the rights or shares of the Assignors in the capital, but also the proportions of rights corresponding thereto in the company’s assets, including reserves, revaluation funds and undistributed profits. THIRD: REPRESENTATIONS. 3.1. The Assignors, duly represented, expressly represent that the interests in this assignment are assigned and transferred free of price balances, resolutory actions, pledges, liens, attachments, litigation or prohibitions, and the Assignors are liable for the clearing of title pursuant to law. The Assignors further represent and warrant that there are no balances owed by or to the partners in their personal accounts on this date. 3.2. The Parties represent that this Assignment is made in compliance with the purchase promise dated

January 24, 2011, signed by LAN Cargo and Inverlan, as promising sellers, and Bethia S.A., as promising buyer, amended on even date herewith (hereinafter also the “Promise”). FOURTH: REPRESENTATIONS AND WARRANTIES. 4.1. The Assignors represent and warrant to the Assignees, such representations and warranties being determining to the Assignees executing this assignment, that each and every one of the assertions contained in Schedule 2.1 of the Promise are, on this date, true and correct (hereinafter also the “Promising Sellers’ Representations and Warranties”). Such schedule is filed together this deed upon signature by the parties. 4.2. All of the Promising Sellers’ Representations and Warranties shall remain in effect through six months from the date of this Assignment, except for the Promising Sellers’ Representations and Warranties contained in Section 12 of Schedule 2.1 of the Promise (“Tax Affairs”), which shall remain in effect through 12 months following the date of this Assignment. 4.3. The Assignees represent and warrant to the Assignors, such representations and warranties being determining to the Assignors executing this Assignment, that each and every one of the assertions contained in Schedule 2.3 of the Promise are true and correct on this date (hereinafter also the “Promising Buyers’ Representations and Warranties”). Said Schedule

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is filed together with this deed upon signature by the parties. All the Promising Buyers’ representations and warranties shall remain in effect through six months following the date of this Assignment. FIFTH: WITHDRAWAL AND INCORPORATION OF PARTNERS. 5.1. Withdrawal. LAN CARGO S.A. and INVERSIONES LAN S.A. withdraw from the Company because of the assignment of interests set out in the third clause above. They declare that the Company owes nothing to them for any reason or concept and, accordingly, they grant the Company the most ample and complete release without any reserve of any type or nature. 5.2. Incorporation. The partners in the Company, the Transferees, Servicios de Transportes Limitada and Inversiones Betmin SpA, become the only partners in the Company because of the assignments of interests set out in the third clause above. SIXTH: AMENDMENT OF BYLAWS. SURVIVAL. 6.1. Amendment of Bylaws. Because of the assignments of interests stipulated in the Third Clause above, Servicios de Transportes Limitada and Inversiones Betmin SpA, as the sole current partners in “Blue Express Intl. Servicios de Transporte Limitada,” hereby agree to make the following amendments to the Company’s bylaws: /a/ Capital. Article Six on capital in the Bylaws is replaced in its entirety by the following: “Article Sixth: The capital of the Company is the sum of 3,291,842,000 pesos, which is fully paid and contributed in the following way, as stated in the public deed of transformation of the Company specified above: /a/ Servicios de Transportes Limitada, the sum of 3,291,549,000 pesos; and /b/ Inversiones Betmin SpA, the sum of 293,000 pesos.” /b/ Management and Use of the Corporate Name. Article Eight on administration and use of the corporate name in the Bylaws is substituted in its entirety by the following: “Article Eighth: The Company shall be represented and managed and its corporate name shall be used by Servicios de Transportes Limitada, who shall do so through one or more agents appointed by public deed, which shall be noted at the margin of the registration of the abstract of the deed containing the Company’s bylaws. It is stipulated that the appointment shall be essentially revocable under the same formalities stipulated and shall not form part of the Company’s bylaws. The managing partner, acting in the aforesaid manner, shall represent the Company judicially and extrajudicially in Chile and abroad in all affairs, businesses, transactions, proceedings, actions, lawsuits, acts and contracts relating to the business purpose or that are necessary or conducive thereto, with the powers in Articles Seven and Eight of the Code of Civil Procedure. To such end, without the following list implying any limitation of authority, the managing partner,

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acting in the aforesaid manner, may: 1) Open and close bank current accounts for deposit, credit or savings in local or foreign currency; draw and overdraw on checking accounts and issue orders for debits in current accounts by electronic, data processing and/or fax procedures; draw, deposit, endorse, collect, revalidate, cancel, give stop payment orders and have protested checks and other demand documents and proof of deposit, whether time, on demand or to the bearer or to the order; withdraw checkbooks or continuous check forms and give notice of theft, robbery or misplacement; request, acknowledge and reject balances; open and close demand or time savings accounts and make deposits and withdrawals or draw on the same. Make time deposits, invest in mutual funds or other financial instruments in financial or investment institutions, redeem all or part thereof and withdraw the checks or cashier’s checks issued because of redemptions or deposits. Without signifying any limitation of the preceding powers, pay and draw checks in payment of suppliers, make transfers of funds between bank current accounts of the Company and electronically authorize payrolls. 2) Draw, accept, reaccept, subscribe, endorse in ownership, in guarantee or in collection commission, collect, have protested, discount, cancel bills of exchange, promissory notes and any type of negotiable instrument or commercial paper. 3) Contract any type of transaction, specially with banks and financial institutions, the Central Bank, Banco del Estado de Chile, Production Development Corporation or other credit or financial institutions, whether national or foreign, in any way and in particular those indicated in Law 18,010, i.e. loans in the form of credit facilities, loans or mutuatus, loans with drafts or advances against acceptance or against securities, discounting, credits or advances in current accounts and promissory notes. These credits may be granted or conceded with or without a guarantee, in local or foreign currency, and may or may not be adjustable. Open simple and documentary credits in banks, for its own account or another’s, that are revocable and irrevocable, divisible and indivisible, confirmed or unconfirmed. Authorize debits in the current account, make any type of bank, simple or current account deposit for bank guarantee bonds or for any other purpose. Do business amply on the capital and investment markets; acquire rights to mutual funds of any type. Contract, obtain and renew bank guarantee bonds and sign promissory notes or other financial instruments for that purpose. 4) Collect and receive judicially and extrajudicially everything owed to the Company and issue receipts, releases and cancellations. 5) Deliver, receive and withdraw goods and

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documents in open or closed custody or collection. Rent safe-deposit boxes, open them and withdraw whatever is inside them and terminate the rental thereof. 6) Perform any type of foreign trade transaction, exports and imports of any type of goods, open and amend import records or licenses and attachments thereto, with the authority to sign all necessary documents. Withdraw merchandise from customs houses. Represent the Company to the Central Bank of Chile and national or foreign commercial banks in everything regarding foreign trade. 7) Sign, deliver, negotiate, withdraw and endorse bills of lading, waybills or consignment notes regarding ground, air or maritime transportation. 8) Perform any type of foreign exchange transaction, with the authority in particular to buy and sell and generally convey foreign currency on a spot or forward basis coming from visible or invisible foreign trade, make conversions and agree to arbitrage. 9) Buy, sell, exchange, contribute and generally convey any type of corporeal or incorporeal chattel, stipulating prices, conditions, periods and other clauses, stipulations and modalities, with or without a repurchase agreement; and give chattel in payment of the Company’s obligations, with the authority to appraise them, value them, set the value thereof and transfer them. These actions may be intended to gain ownership and personal rights regarding the same or a part or share therein. Enter into any type of preparatory agreement, including a purchase promise and transaction closing regarding any type of chattel. Acting in this manner and in this matter, it may enter into, modify, void, annul, rescind, extend, terminate, dissolve, renew, and put an end to any type of contract or legal act. 10) Buy, sell, exchange, contribute and generally convey any type of corporeal or incorporeal real estate, bearer securities and shares of stock, stipulating prices, conditions, periods and other clauses, stipulations and modalities, with or without a repurchase agreement. These acts may be intended to gain ownership, usufruct, personal rights in regard thereto or regarding a part or share therein. Enter into any type of preparatory agreement, including a purchase promise and option and lease-purchase regarding all types of real estate, bearer securities and shares of stock. 11) Give and receive any type of chattel or real estate in lease or sublease, with or without a purchase option, set rent, periods and whatever is deemed convenient, extend, terminate and renew them. Enter into any type of service contract, in particular for distribution and/or logistics, set the price and all kinds of conditions and modalities, terminate, extend, rescind or revoke them. Participate in bidding of any type or nature, make bids and offer

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contractual conditions of all kinds relative to the service being tendered, all within the company’s business, and accept the awards of contracts in that bidding. 12) Deposit and withdraw merchandise or goods in general warehouses and customs warehouses as well as in any other type of warehouse, leave merchandise on consignment, grant powers of attorney for that purpose, endorse deposit and pledge vouchers. 13) Give and receive chattel or real estate in bailment, loans, deposit and antichresis, agree to interest, default clauses and fines, including lease-purchase agreements. 14) Contract and modify insurance protecting against any type of risk, collect, endorse and cancel policies, claim losses, collect the pertinent indemnity and sign releases and receipts. 15) Perform any type of exchange and brokering transactions. 16) Enter into any type of joint venture or joint account agreement. 17) Buy and sell bonds, shares of stock and bearer securities in general with or without a guarantee, with or without a resale or repurchase agreement; subscribe bonds and shares, accept bills of credit. 18) Enter into, amend and terminate any type of employment and service contract, whether or not for professional services. Enter into and amend collective agreements. 19) Sign certificates of settlement and grant releases in labor matters. 20) Make and agree to the extinguishment of any type of obligation by payment, novation, set-off or otherwise. Agree to a novation and assume the status of debtor. 21) Request and issue statements of account. 22) Agree to, accept and stipulate estimations of damages, default clauses and fines. 23) Enter into any type of transportation contract, charter party, distribution and logistics contract, including warehousing and/or archiving of documents and goods in general, either as ship operator, charterer or beneficiary. Contract third parties for transportation and/or distribution services. Enter into any type of service contract, in particular, without limitation, for distribution, logistics and warehousing, storage and archiving of documents and goods in general. Authorize the departure of any type of vehicle in transit, including the respective equipment thereof, for reasons of international transportation, distribution and/or logistical services. 24) Form part of communities, stipulate indivision, appoint a trustee pro indiviso. 25) Represent the Company with the right to speak and vote in the companies of which it forms a part, including at shareholders meetings or assemblies of open or closed stock corporations; join companies already incorporated, incorporate companies or corporations of any type, in the country and abroad, whether partnerships or capital-based corporations, whether or not part of the capital

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comes from abroad, cooperatives, trade associations or joint accounts, closed or open stock corporations, modify, dissolve, liquidate, divide, merge and transform them from one type to another, stipulate contributions, forms of payment, conditions, periods and other clauses, stipulations and modalities, including representing the Company at shareholders meetings, partners meetings, board of directors meetings or meetings of any other organ of administration, with the right to be a director therein, appoint and elect directors. They may also enter into shareholders agreements of any nature and in the manner they deem most convenient, buy shares and interests in companies to join the same, set prices, forms of payment and make payment in whatever modality or condition they deem pertinent, issue cancellations and receipts, receive and accept cancellations and releases; waive legal and judicial actions. 26) Assign any type of credit in any way, whether registered, to the order or to the bearer, and accept assignments, set prices, forms of payment, make payment and determine the other conditions that are deemed convenient. 27) Give and receive goods in mortgage, postpone, release, cancel mortgages, including with a general guarantee clause. Give and receive chattel, bearer securities, rights, actions and other corporeal or incorporeal things in pledge, be it a civil or commercial pledge of any type or special pledges and cancel them. Mortgages and pledges may secure the company’s own obligations. 28) Make the Company a surety and joint and several co-debtor, grant and accept simple and joint and several sureties, co-sign bills of exchange, promissory notes and any type of negotiable instrument, whether to secure the company’s own or others’ obligations. 29) Accept, postpone and cancel any type of guarantee. 30) Grant reductions in amount or extensions of time, appoint agents, representatives, commission agents, distributors and dealers. 31) Enter into brokerage or mediation, distribution and commission contracts for purchase and sale. 32) Establish and accept usufructs, trusts, easements and annuities. Request and accept awards of any type of goods. 33) Pay in cash, by payment in kind, by consignment, by subrogation, by the assignment of assets, everything owed by the principal and, in general, extinguish obligations, including any form of novation and agree to novation in which the status of debtor or creditor is assumed. 34) Assume third-party debt. 35) Establish and agree to special domiciles. 36) Request commercial ownership of trademarks, industrial models, invention patents, renew them and lodge oppositions against third-party registrations. 37) Transfer, acquire and enter into royalty or license agreements

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regarding any type of intellectual properties or industrial procedures. 38) Request administrative concessions of any nature or purpose, whether inland or maritime, including establishing water rights and/or the regularization of water rights, and act with ample attributions before the General Water Office, Ministry of Public Works, Irrigation Office, National Irrigation Commission, Hydraulic Office and any other service, entity or institution relating to this matter. 39) Represent the Company before any type of natural or juristic person, whether public or private, including Ministries of the administration and governance of the State in general, Ministry of Education, Ministry of Health, National Health Service, Regional and Provincial Health Offices, Community Health Services, the Institute of Public Health, Municipalities, Sanitary Services Commission, National Environmental Commission and Regional Environmental Commission, Agriculture and Livestock Service, Institute of Agricultural and Animal Husbandry Development, General Water Office, Irrigation Offices and other services or authorities in this area, Canal Owner Associations or Irrigator Communities, Social Security and Equalization Funds, Mutual Safety Associations, Training and Employment Service, Social Security Normalization Institute (INP), Internal Revenue Service, Customs Service,

Customs Bureau, Chilean Detective Force, Chilean Police Force, the Armed Forces in general, Treasury General of the Republic and Regional and Provincial Treasury Offices, Pension Fund Managers (AFP), Ministry of Labor and Social Security, Labor Bureau, Regional Labor Offices and their Provincial and Municipal Inspection Departments, Ministry of Public Works, Transportation and Telecommunications and the Divisions or Offices or Departments thereof, the Roadworks Office, commercial banks, and, in particular, Banco del Estado de Chile and Production Development Corporation (CORFO) and the National Mining Company. 40) Send, receive, and withdraw any type of correspondence, whether or not certified, money orders and packages. 41) Enter into any type of lump sum or construction administration construction contract and subcontract. 42) Present any type of bid and apply for registration in contractors registries and sign the documents required for this purpose. 43) Make mining claims, request surveys, oppose claims or surveys, transfer rights to mining property, buy, sell and convey shares in mining companies, modify them, appoint managers of such companies, enter into leases, exploitation and operating credit agreements regarding mines and minerals. 44) Represent the Company to the Office of the Public Prosecutor and Local, Provincial and Regional Prosecutor Offices and in all

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lawsuits and judicial acts, whether or not contentious, before any type of ordinary or special court, with the most ample powers, including the powers to discontinue actions filed, answer and accept counterclaims, accept the delegation thereof, reply to interrogatories, waive remedies and legal terms, settle, submit to arbitration, grant arbitrators their powers of conciliators, approve compositions, receive, petition for declarations of bankruptcy, attend creditors meetings with the right to speak and vote, join creditor groups and make agreements and arrangements of any type, grant reductions in amount and extensions of time, grant venue, appoint receivers, experts, depositaries, appraisers, liquidators and other officers that are necessary, represent the Company in mediation and arbitration, claim impediments, request probate, sign inventories, cause divisory lawsuits, petition for, accept and consent to awards, appoint dividers, agree to indivision, all with the most ample attributions, open and track administrative case files of any nature, be notified of the resolutions issued and appeal adverse resolutions to the corresponding person using all powers inherent to the cases being heard, represent the Company in everything relating to tax matters before the Internal Revenue Service and Treasury Service, relating to requests, responses to summons, reconsiderations, appeals and pertinent presentations and, in general, execute and enter into all acts and contracts of any nature whatsoever, and in the exercise of this power of attorney, delegate all or part of it, even authorizing the delegate to delegate in turn. The power to settle also includes an extrajudicial settlement and settlement agreements may be made and the content thereof determined. 45) Delegate part of its powers and grant special powers of attorney to one or more persons, whether representatives and/or third parties, revoke powers and delegations and reassume; 46) They may stipulate in the contracts and legal acts that they enter into and execute on behalf of the company any type of condition, period and modality, agree to or amend any type of covenant or stipulation, whether essential, natural or merely incidental, principal or accessory; receive or deliver, demand statements of account, enforce all rights and actions that are available to the Company for such affairs, acts and contracts; and sign, subscribe, modify, rectify, clarify, complement and rescind contracts and legal acts, such as public or private deeds or documents in which they are set out that they deem necessary. 6.2. Survival. The bylaws of the Company continue in full force except as amended by this public deed, in particular the stipulation relative to the fact that the liability of the partners is

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limited to the amount of their respective contributions. SEVENTH: APPOINTMENT AND REVOCATION OF AGENTS. 7.1. Appointment. Without forming part of the bylaws of “Blue Express Intl. Servicios de Transporte Limitada,” in relation to the stipulations in Article 8 of the Bylaws, as managing partner of the Company, it hereby appoints Mr. Carlos Alberto Heller Solari, Mr. Jaime Eduardo Cuevas Rodríguez, Mrs. Ana Soledad Bull Zúñiga, Mr. Alejandro Gutiérrez Chavez, Mr. Eduardo Ignacio Soler Delano, Mr. Alberto Morgan Lavín and Mr. Rodrigo Hernán Veloso Castiglione as agents to manage the Company and use the corporate name thereof on its behalf who, acting in the manner indicated below, shall have the following powers that are described in Article Eighth provided they place their signature before the corporate name: a) Carlos Alberto Heller Solari will have and individually exercise all the powers without limitation, in particular the powers in numbers 1 to 46, both included; b) Any two of Jaime Eduardo Cuevas Rodríguez, Ana Soledad Bull Zúñiga, Alejandro Gutiérrez Chavez, Eduardo Ignacio Soler Delano, Alberto Morgan Lavín and Rodrigo Hernán Veloso Castiglione, acting together, shall have the powers indicated in Article Eight of the Company’s Bylaws, in particular those from numbers 1 to 46, both included, with the limitation that they may not convey or encumber real estate or assume in any form bank or financial debt or assess chattel by pledge, although they may take out or contract bank guarantee bonds to guarantee compliance with obligations or contracts by the Company and/or apply to bids in which the Company participates as a contractor or service provider, with the authority to sign the promissory notes that are relevant or required to obtain the bank guarantee bonds. Notwithstanding the foregoing, Alberto Morgan Lavín and Rodrigo Hernán Veloso Castiglione will individually hold and exercise the powers specified in numbers 4), 5), 11), 13), 18), 19), 21), 23), 25), 31), 36), 38), 39), 44), 46) and 46). Said representatives may delegate all or part of this power of attorney and confer and revoke special powers of attorney. Servicios de Transportes Limitada and Inversiones Betmin SpA stipulate that the formalities indicated in the bylaws will be completed for the appointment of agents by including their names in an abstract of this public deed, which shall be registered in the corresponding Commercial Registry. Special power of attorney: Notwithstanding the foregoing, without forming part of the bylaws, a special power of attorney is conferred upon Jaime Eduardo Cuevas Rodríguez and Eduardo Ignacio Soler Delano, to represent individually Blue Express Intl. Servicios de Transporte Limitada before Ministries of the Administration and Governance of the State in

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general, Intendancies and Administrations, Ministry of Education, Ministry of Health, National Health Service, Regional and Provincial Health Offices, Community Health Services, Institute of Public Health, Regional Offices of Ministries, Municipalities, Municipal Works Offices, Sanitary Services Commission, National Environmental Commission and Regional Environmental Commission, Agricultural and Livestock Service, Institute for Agricultural and Animal Husbandry Development, General Water Office, Irrigation Offices and other services or authorities in this area, Canal Owner Associations or Irrigator Communities, Social Security and Equalization Funds, Mutual Safety Associations, Training and Employment Service, Institute of Social Security Normalization (INP), Internal Revenue Service, Customs Service, Customs Bureau, Chilean Detective Force, Chilean Police Force, Armed Forces in general, Treasury General of the Republic and Regional and Provincial Treasuries, Pension Fund Managers (AFP), health insurance companies (ISAPRES), Ministry of Labor and Social Security, Labor Bureau, Regional Labor Offices and their Provincial and Municipal Inspection Departments, Ministry of Public Works, Transportation and Telecommunications or the Divisions or Offices or Departments thereof, Roadworks Office and the National Mining Company. Acting in the aforesaid manner, they may confer special powers of attorney in regard to the aforesaid powers. 7.2. Revocation. Servicios de Transportes Limitada, as the managing partner of the Company, hereby revokes, effective this date, the appointments of agents of the Company set down in the public deed dated March 3, 2011, executed before Mr. Eduardo Avello Concha and noted under journal number 4197-2007, which was annotated at the margin of the Company’s registration in the respective Commercial Registry as well as any other full or special power of attorney granted prior to this date, including those that have been granted by Blue Express INTL S.A. EIGHTH: GOVERNING LAW. DISPUTE RESOLUTION. 8.1. This agreement on assignment of interests is governed by the laws of the Republic of Chile. 8.2. /a/ Any difficulty or dispute arising among the Parties (Assignors and Transferees) originating in this Agreement, whether regarding its validity, voidance, unenforceability, interpretation, performance, default, effects, termination or relating hereto in any way, directly or indirectly, will be decided in the Republic of Chile, by arbitration by a mixed arbitrator, who will proceed as a conciliator and rule pursuant to law, appointed by mutual consent of the parties. Failing consent, the appointment shall be made according to the rules of the Arbitration Center of the Santiago Chamber of Commerce set down in the

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public deed dated December 10, 1992, executed in the Santiago Notarial Office of Mr. Sergio Rodríguez Garcés the provisions of which were published in the Official Gazette of Chile on June 22, 1993, including all subsequent amendments, which are deemed known to and accepted by the parties and an integral part of this agreement for all pertinent purposes. The mere fact that any of the parties requests or petitions for the appointment of an arbitrator by such entity shall make it legally presumable that there is no agreement among the parties on the appointment of the arbitrator. /b/ If the appointment of the arbitral tribunal is made by the Santiago Chamber of Commerce, the parties confer a special, irrevocable power of attorney upon the Santiago Chamber of Commerce to appoint the arbitrator ex aequo et bono at the written request of any of the parties from among the names on the arbitrators roster of the Arbitration Center of that Chamber, provided they are attorneys. /c/ All legal remedies shall be available against the arbitrator’s resolution, in particular for clarification, rectification, amendment, reconsideration, appeal, dismissal because of technicalities or substance, and of complaint wherefore the parties do not waive remedies or instances against such ruling. The arbitrator will be expressly empowered to resolve matters relative to his venue and/or his jurisdiction. NINTH: DOMICILE. The parties elect their domicile as the city and borough of Santiago for all purposes hereof and they submit to the arbitral venue stipulated in the Eighth Clause above. TENTH: EXPENSES. All expenses assessed on this deed will be paid in equal parts by the parties. ELEVENTH: SOLIDARITY. The Assignors assume the obligations that each contracts under this assignment of interests as their own, jointly and severally. TWELFTH: SPECIAL AUTHORITY. The bearer of a notarized copy of this deed and of an abstract thereof is authorized to request the pertinent registrations, subregistrations and annotations in the Commercial Registry of the respective Real Estate Registrar, to request publication thereof in the Official Gazette and, in general, to perform all measures that are necessary to legalize this agreement. The parties also confer a power of attorney, as ample as required by law, upon attorneys María del Pilar Duarte Peña and Rodrigo Hernan Veloso Castiglione in order for them, acting jointly on behalf of the Assignors and Assignees, to rectify, complement or clarify whatever they deem convenient regarding this public deed in order to obtain a total and complete legalization and formalization of this Company, with the authority to execute and sign public deeds or private instruments; they are also empowered to execute as many public deeds

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and private instruments as they deem convenient to cure the Company according to the rules of law governing on this date or enacted in the future. TRANSITORY CLAUSE: Without it forming a part of the Company’s Bylaws, the parties agree to the following: INDEMNIFICATION. A 1) The Assignors shall indemnify and hold harmless the Assignees and Blue Express Intl. Ltda. (hereinafter also the “Indemnitees”) from, and shall pay the Indemnitees any sum resulting from, any loss, liability, claim, injury, expense (including reasonable attorneys’ fees) or reduction in value, whether or not it involves a third-party claim (hereinafter also the “Damages”) that arise from or in relation to: (i) A material mendacity or inaccuracy of any representation and warranty of the Assignors; or (ii) Any material default by the Assignors on any covenant or obligation under the Assignment. A 2) The Assignors shall not be liable (for an indemnity or otherwise) in relation to the matters described in Section A 1) above for an amount exceeding the price indicated in the Second Clause of this deed. B 1) The Assignees shall indemnify and hold harmless the Assignors from, and shall pay the damages arising from or in relation to: (i) A material mendacity or inaccuracy of any representation and warranty of the Assignees; or (ii) any material default by the Assignees on any covenant or obligation under the Assignment. B 2) The Assignees shall have no liability (for an indemnity or otherwise) in relation to the matters described in Section 3.3 for an amount exceeding the price indicated in the second clause of this deed. AUTHORITIES: The authority of the representative of LAN CARGO S.A. is set down in the public deed dated March 10, 2011, executed in the Santiago Notarial Office of Patricio Raby Benavente. The authority of the representative of INVERSIONES LAN S.A. is set down in the public deed dated March 10, 2011, executed in the Santiago Notarial Office of Mr. Patricio Raby Benavente. The authority of the representative of SERVICIOS DE TRANSPORTES LIMITADA is set down in the public deed dated March 29, 2011, executed in the Santiago Notarial Office of Francisco Leiva Carvajal. The authority of the representative of INVERSIONES BETMIN SpA is set down in the public deed dated January 24, 2011, executed in the Santiago Notarial Office of Francisco Leiva Carvajal. Such deeds of authority are not inserted at the request of the parties and because they were known to the attesting notary. This text was drafted by Andrés Ignacio Parker Parada, attorney. In witness whereof, the parties sign after reading. I attest.

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ALEJANDRO DE LA FUENTE GOIC

FOR LAN CARGO S.A.

FOR INVERSIONES LAN S.A.

CARLOS ALBERTO HELLER SOLARI

FOR SERVICIOS DE TRANSPORTES LIMITADA

FOR INVERSIONES BETMIN SpA

NOTARY

THIS PAGE CORRESPONDS TO THE END OF THE DEED OF ASSIGNMENT OF INTERESTS AND MODIFICATION OF “BLUE EXPRESS INTL. SERVICIOS DE TRANSPORTE LIMITADA.”

NOTARY

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